Exhibit 10.22

February 5, 2013

David M. Slager

Regals Capital LP

152 West 57th Street

9th Floor

New York, NY 10019

Dear David:

This letter is to confirm certain undertakings that Oramed Pharmaceuticals Inc. (the "Company") has made in connection with your recent investment in the Company. The Company for ten years from October 26, 2012 on will not:

1.	Grant stock options with an exercise price of less than $6.00 per share, as adjusted for stock splits and the like; or

2.	Grant stock options to officers, directors, employees or consultants exercisable into more than 125,000 shares of common stock of the Company, in the aggregate per calendar year, without the consent of the top 3 non-founding shareholders (ie top 3 shareholders outside of Nadav Kidron and Dr. Miriam Kidron and other related parties).

Sincerely,

/s/ Nadav Kidron

Nadav Kidron, CEO

Oramed Pharmaceuticals, Inc.  |  2 Elza Street, Jerusalem, Israel 93706.  |  www.oramedpharma.com

Phone: 011 972-54-790 9058  |  Fax: 011 972-2-679 2336  |  Email: info@oramedpharma.com